UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement.
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OneAmerica Funds, Inc.
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statment, if Other Than the Registrant

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NOTICE

ONEAMERICA FUNDS, INC.

ONE AMERICAN SQUARE

INDIANAPOLIS, IN 46282

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 4, 2010

To the Shareholders of OneAmerica Funds, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of OneAmerica Funds, Inc. (the “Fund”) will be held at 7:30 a.m. on November 4, 2010, at One American Square, Indianapolis, IN 46282, as may be adjourned from time to time (the “Meeting”).  At the Meeting, shareholders of the Fund will be called upon to consider the following proposals:

PROPOSAL 1:                                To elect five (5) Directors to the Board of Directors; and

PROPOSAL 2:                                To conduct such other business as may properly come before the Meeting.

Shareholders of record as of the close of business on September 1, 2010 (the “Record Date”) are entitled to vote at the Meeting.  Each share is entitled to one vote, with fractional votes for fractional shares.

The Fund’s only shareholders of record are American United Life Insurance Company (“AUL”) and various separate accounts of AUL.  However, AUL will request voting instructions from persons having voting interests under variable annuity and variable life insurance contracts issued by AUL, and will exercise the voting rights attributable to the shares of each series of the Fund in proportion to the voting instructions received.

After careful consideration, the Directors of the Fund unanimously approved and recommend that you instruct AUL to vote “For” Proposal 1.

By Order of the Board of Directors of OneAmerica Funds, Inc.,

/s/ Richard M. Ellery

Richard M. Ellery
Assistant Secretary
Indianapolis, Indiana
September 24, 2010

Your voting instructions are very important regardless of the number of shares for which you may provide voting instructions on the Record Date.  If you do not expect to attend the Meeting, you are requested to complete, sign, date and return the accompanying voting instruction form in the enclosed envelope, which needs no postage if mailed in the United States.  It is important that your form be returned promptly.  Whether or not you plan to attend the Meeting, please complete the enclosed form.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on November 4, 2010.  The annual and semi-annual reports to shareholders of the Fund, the former of which includes audited financial statements of the series of the Fund, have previously been sent to shareholders.   Upon request, a copy of this Proxy Statement and the most recent annual and semi-annual reports can be obtained at no cost.  To request a copy of the Proxy Statement or a report, please call 888-564-3384, write to OneAmerica Funds, Inc., at One American Square, Indianapolis, Indiana 46282 or visit www.oneamericafunds.com.  You may also call for information on how to obtain directions to be able to attend the Meeting in person.

PROXY STATEMENT

ONEAMERICA FUNDS, INC.
ONE AMERICAN SQUARE
INDIANAPOLIS, IN 46282
(888) 564-3384

ANNUAL MEETING OF SHAREHOLDERS

NOVEMBER 4, 2010

   This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (“Board”) of OneAmerica Funds, Inc. (the “Fund”) for use at an Annual Meeting of Shareholders to be held at 7:30 a.m. (EST) on November 4, 2010, at the Fund’s principal offices at One American Square, Indianapolis, IN 46282, as may be adjourned from time to time (the “Meeting”). The Board is soliciting proxies from shareholders with respect to the proposals set forth in the accompanying Notice. As the record shareholder of the series of the Fund (each, a “Portfolio”), American United Life Insurance Company (“AUL”) is requesting voting instructions from persons having voting interests under variable annuity and variable life insurance contracts issued by AUL, and will exercise the voting rights attributable to the shares of each series of the Fund in proportion to the voting instructions received.   A Voting Instruction Form also accompanies this Proxy Statement. It is anticipated that the first mailing of the Proxy Statement and related materials to shareholders will be on or about September 24, 2010.

Shareholder Reports

You can find important information about the Fund in the Annual Report dated December 31, 2009 and in the Semi-Annual Report dated June 30, 2010, each of which has previously been mailed to shareholders. You may request a copy of the Reports by writing to the Fund at the address given above, by visiting www.oneamericafunds.com or by calling the toll-free number that is listed above.

PROPOSAL 1: ELECTION OF DIRECTORS TO THE FUND’S BOARD OF DIRECTORS

Currently, the Board consists of the following four (4) Directors: William R. Brown; James L. Isch; Stephen J. Helmich;and Gilbert F. Viets.(1) The Board held four meetings during the fiscal year ended December 31, 2009. Dr. Isch was elected as a Director in the November 2009 meeting and he has attended all meetings since his election.  Each of the other current Directors attended every meeting of the Board during the fiscal year ended December 31, 2009.

In light of an anticipated change to the Board’s composition, shareholders are asked to consider the election of five nominees as Directors of the Fund: Mr. Joseph E. DeGroff and the four current Directors (William R. Brown; Stephen J. Helmich; James L. Isch; and Gilbert F. Viets).  Each of the current Directors other than Dr. Isch, previously has been elected as a Director by Fund shareholders.  The nominees have indicated their willingness to serve as Directors, and the Board knows of no reason why the nominees would be unable to serve. However, in the event of any such unavailability, voting instructions received will be voted for any substituted nominee that the Board may recommend. No nominee is a party adverse to the Fund or any of its affiliates in any material pending legal proceeding, nor does any nominee have an interest materially adverse to the Fund.

Certain information concerning each nominee is set forth in the following table.

Name, Age and Address in 2010*	Current Position with the Fund	Term of Office and Length of Service	Principal Occupation(s) During the Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships held by Director
INDEPENDENT DIRECTOR NOMINEES
Stephen J. Helmich, Age 61	Director	Indefinite, 12/17/2004 to present	President, Cathedral High School (1999 to present)	5	None
James L. Isch, Age 60	Director	Indefinite, 11/12/2009 to present	Interim President, NCAA (9/2009 to present); Senior Vice President of Administration and CFO, NCAA (1998 to 9/2009)	5	None
Gilbert F. Viets, Age 66	Director	Indefinite 9/27/2004 to present	Deputy Commissioner and Chief of Staff, Indiana Department of Transportation (12/2006 to present); State of Indiana Office of Management & Budget (2005-12/2006); Chief Financial Officer/Chief Restructuring Officer/Special Assistant to the Chairman, ATA Holdings, Inc., (commercial airline); (7/2004-11/2005); Associate Clinical Professor, Indiana University (8/2002-7/2004)	5	St. Vincent Indianapolis Hospital
INTERESTED DIRECTOR NOMINEES
William R. Brown**, Age 71	Director	Indefinite, 11/16/2007 to present	General Counsel & Secretary, American United Life Insurance Company® (1/1996 until his retirement on 8/10/2002)	5	Franklin College
Joseph E. DeGroff***, Age 57	Director	Indefinite, 08/20/2010 to present	Attorney, Ice Miller LLP (law firm) (1975 to present)	5	None
* The Directors of the Fund can be reached at OneAmerica Funds, Inc. c/o Legal Department, One American Square, Indianapolis, IN 46282.
**Due to his former employment with AUL and his current receipt of deferred compensation from AUL, Mr. Brown may be deemed to be an “interested person” of the Fund, as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
*** Due to his position as a partner at Ice Miller, a law firm that gives legal advice to AUL, Mr. DeGroff may be deemed to be an “interested person” of the Fund, as that term is defined in the 1940 Act.

1 Jean L. Wojtowicz, who was the Chairperson of the Board, resigned from the Board effective June 1, 2010 upon being elected to the Board of Directors of American United Mutual Insurance Holding Company, the holding company that owns the parent company of American United Life Insurance Company (“AUL” or the “Adviser”), which acts as the Investment Adviser for the Fund.

The persons named as having authority to vote in accordance with voting instructions on the enclosed Voting Instruction Form will vote shares attributable to you for the election of the nominees unless you withhold authority to vote for the nominees in your Voting Instruction Form. It is proposed, and the Board recommends, that shareholders elect the nominees.

Qualifications of Directors

The current Directors were selected with a view towards establishing a Board that would have the broad experience needed to oversee a registered investment company comprised of multiple portfolios employing varying investment strategies.  As a group, the board has extensive experience in many different aspects of the financial services and asset management industries.

The Directors were selected to join the board based upon the following factors, among others:  character and integrity; willingness to serve; and willingness and ability to commit the time necessary to perform the duties of a director.

With respect to the current Directors, the following is a brief discussion of the specific experience, qualifications, attributes, or skills that support the conclusion, as of the date of this Proxy Statement, that each person listed below is qualified to serve as a Director of the Fund in light of the Fund’s business and structure.

Mr. Viets spent a significant portion of his career as a partner in, at the time, one of the largest accounting firms in the nation.  In addition, Mr. Viets has served as chief financial officer for a national airline. This experience, along with his reputation and character, qualify him as a suitable member of the Board.

Mr. Helmich has significant academic, executive and work experience. This experience, along with his reputation and character, qualify him as a suitable member of the Board.

Mr. Brown practiced law for over 40 years, served as general counsel for AUL for sixteen years and has significant past experience as a board member of other organizations.  This experience, along with his reputation and character, qualify him as a suitable member of the Board.

Dr. Isch has significant academic, financial and executive experience.  He currently serves as the interim president of the National Collegiate Athletic Association. This experience, along with his reputation and character, qualify him as a suitable member of the Board.

Mr. DeGroff has practiced law for over 30 years and has significant experience in securities law, mergers and acquisitions and general business transactions.  He is a partner at the Ice Miller LLP law firm and a member of its Business Practice Group.  This experience, along with his reputation and character, qualify him as a suitable member of the Board.

Board Member Involvement in Litigation

During the last ten years, no Director or Director nominee is or has been a party adverse to the Fund or any of its affiliates in any material pending legal proceeding.

Ownership by Director Nominees of the Fund’s Equity Securities

A dollar range of equity securities, as of June 30, 2010, as to which each Director nominee may submit voting instructions by reason of owning variable contracts investing in such securities, together with the aggregate dollar range of equity securities in all registered investment companies overseen by each Director nominee that are in the same family of investment companies as the Fund, may be found in the following table.

Name of Director Nominee	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen by Director or Nominee in Family of Investment Companies *
William R. Brown	Over $100,000	Over $100,000
Joseph E. DeGroff	None	None
Stephen H. Helmich	$10,001 - $50,000	$10,001 - $50,000
James L. Isch	None	None
Gilbert F. Viets	$50,001-$100,000	$50,001-$100,000

*In disclosing the dollar range of equity securities beneficially owned by a Director nominee in these columns, the following ranges are used: (i) none; (ii) $1 - $10,000; (iii) $10,001 - $50,000; (iv) $50,001 - $100,000; and (v) over $100,000.

Executive Officers of the Fund

Information regarding the executive officers of the Fund is set forth in the table below.

Name and Age in 2010*	Current Position with the Fund	Term of Office and Length of Service	Principal Occupations during the Past Five Years	Other Directorships held by Officer
J. Scott Davison, Age 46	President	Indefinite, 8/15/08 to present	Chief Financial Officer, American United Life Insurance Company® (6/2004 to Present); Senior Vice President, Strategic Planning & Corporate Development (7/2002 – 6/2004)	Member, Subcommittee on Investments, Clarian Health (4/2009 to present)
Constance E. Lund, Age 57	Treasurer	Indefinite, 2/2/00 to present	Senior Vice President, Corporate Finance, American United Life Insurance Company® (1/2000 to present)
Thomas M. Zurek, Age 62	Secretary	Indefinite, 12/13/02 to present	General Counsel & Secretary, American United Life Insurance Company® (8/2002 to present)
Daniel Schluge, Age 50	Assistant Treasurer	Indefinite, 2/23/07 to present	Controller, American United Life Insurance Company® (7/2000 to present)
Richard M. Ellery, Age 39	Assistant Secretary & Chief Compliance Officer	Indefinite, 8/24/07 to present
Associate General Counsel, American United Life Insurance Company® (1/2007 to present);  Assistant General Counsel, American United Life Insurance Company® (5/2004-1/2007); Senior Counsel (11/2001-5/2004)

Sue Uhl Age 52	Anti-Money Laundering Officer	Indefinite, 05/18/07 to present	Assistant General Counsel, American United Life Insurance Company® (2007 to present); Assistant VP, Golden Rule (7/1997-2-2005); Deputy Commissioner State of Indiana (02/2005-11/2006)

*The executive officers may be reached at One American Square, Indianapolis, IN 46282.

As of June 30, 2010, the Directors and officers of the Fund, as a group, owned less than one percent of the outstanding shares of the Fund in the aggregate.

Remuneration of Directors and Officers

The Fund pays those Directors who are not officers or employees of AUL a fee of $8,000 per year plus $1,500 per board meeting attended. The Chairman of the Board is paid an additional $5,000 per year. A Chairman of any chartered committee of the Board is paid an additional $2,500 per year. Each member of any chartered committee of the Board is paid $500 per committee meeting attended. The Fund also pays travel expenses incurred by Directors to attend Board meetings. During the fiscal year ended December 31, 2009, the Fund paid fees aggregating $68,833 to all Directors who are not officers or employees of the Fund. AUL pays all salaries, fees, and expenses of any Director or Executive Officer of the Fund who is an officer or employee of AUL and the Fund makes no payments to such Persons. As of the end of the 2009 fiscal year, the Fund’s Treasurer, Constance E. Lund, as well as Directors Brown, Helmich and Viets had interests in contracts which would entitle them to give voting instructions for Portfolios of the Fund. Neither the Fund nor AUL accrue pension or retirement benefits as a part of Fund expenses, and Directors of the Fund are not entitled to benefits upon retirement from the Board of Directors.

The following table sets forth the compensation that the Fund paid to each Director or Director nominee for the calendar year ended December 31, 2009.

Name	Aggregate Compensation from Fund	Total Compensation from Fund and Fund Complex*
William R. Brown	$14,000	$14,000
Joseph E. DeGroff	None	None
Stephen J. Helmich	$15,000	$15,000
James L. Isch	$2,833	$2,833
Gilbert F. Viets	$17,500	$17,500
Jean L. Wojtowicz**	$19,500	$19,500
*Represents total fees paid by the Fund to each Director indicated for the calendar year ended December 31, 2009.
** Effective June 1, 2010, Jean L. Wojtowicz resigned from the OneAmerica Funds, Inc. Board to accept a directorship position on the American United Life Mutual Insurance Holding Company board of directors, the parent company of the Adviser.

Responsibility of the Board of Directors

The Board is responsible for overseeing the investment adviser’s management and operations of the Portfolios of the Fund pursuant to the Investment Adviser Agreement.  Directors also have significant responsibilities under the federal securities law.  Among other things, they oversee the performance of the Portfolios of the Fund, monitor the quality of the advisory services provided by the Adviser, review annually the fees paid to the Adviser for its services, monitor potential conflicts of interest between the Fund and the Adviser, monitor the valuation of securities, and oversee the Fund’s compliance program.

In performing their duties, the Board receives detailed information from the Adviser about the operations of the Fund’s Portfolios and the operations of the Adviser related to the Fund.  The Board is not involved in the day to day management of the Fund; rather, it provides oversight of the operations.

The Board has been granted, through the Fund’s Articles of Incorporation and by-laws, as well as the applicable securities laws, the requisite authority and resources to take any and all actions deemed necessary by the Board to ensure that the affairs of the Fund are properly managed and that the duties of the Fund and the Adviser are properly executed.  The Board has the power and authority to retain any and all consultants or advisors that the Board deems necessary.  Further, the Board may hire, retain or fire any officer or employee of the Fund.  The Board may nominate and elect its own chairperson and / or lead Director as well as additional or new Board members.  In accordance with applicable laws and rules, the Board may delegate its authority to a committee or committees of the Board or to its designees or officer(s) of the Fund.

The Board meets four times a year at regularly scheduled meetings (February, May, August & November) and the Audit Committee meets twice a year, immediately preceding the February and August Board meetings.

Board Leadership Structure & Committees

Effective June 1, 2010, Jean L. Wojtowicz resigned as the Board’s Chairperson after having been elected to the Board of American United Mutual Insurance Holding Company, the holding company that owns the parent company of AUL, which serves as the Adviser to the Fund.  William R. Brown was elected as Chairman of the Board at the regularly scheduled August 20, 2010 Board meeting and Joseph E. DeGroff was nominated for election by the shareholders of the Fund, as a new Board member to fill the vacancy created by Ms. Wojtowicz’s resignation.  Of the Board’s current members, only Mr. Brown is considered an “interested person” as that term is defined in the 1940 Act.  Should he be approved by the shareholders, Mr. DeGroff would also be considered an “interested person.”

Since Mr. Brown is deemed an interested Director, Gilbert F. Viets was elected by the Board as the lead independent Director.  Mr. Viets is the Chairman of the Audit Committee and leads the independent Director discussions.  As lead independent Director, Mr. Viets is charged with investigating any issues that arise that could cause the independent Directors’ views to vary from that of the interested Directors as a result of the relationship that the interested Directors have with the Adviser.  Mr. Viets is empowered to inquire about all dealings of the Fund and Adviser to make sure that business is conducted in an appropriate fashion.

The Board has determined that its leadership structure is appropriate given the specific characteristics of the Fund.  The Board is comprised of individuals whose backgrounds represent the interests and perspectives of the legal, finance, audit, investment and consumer sectors, thereby providing the Fund’s Board with a broad range of views and experience from which to draw, and upon which to rely in making decisions.  Given that the Portfolios of the Fund can only be invested in through the purchase of an insurance product, having Directors with experience in or familiarity with the insurance industry is beneficial.  The Board’s chair, as a retired officer of AUL, is in a unique position to better understand the developments in management and distribution that may give rise to important changes in direction for the Fund.  The Board has a lead independent director to coordinate the oversight activities of the independent directors.  All independent directors also meet regularly outside of the presence of interested directors, the Adviser or the Fund’s principal underwriter, which allows the independent directors to participate in a full range of board oversight duties, including risk management.  The Board believes that its leadership structure facilitates the orderly and efficient flow of information to the independent directors from management, including the Adviser, and provides the independent directors an opportunity to air their views, determine matters of significance to the Fund and its shareholders, and interact and communicate with management on those matters.

Audit Committee

The Audit Committee is composed of Mr. Viets (Chair), and Messrs. Helmich, and Isch, each of whom is a Director who is not an “interested person” (as defined in Section 2(a)(19) of the 1940 Act) of the Fund (an “Independent Director”). All committee members must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.  At least one committee member will be an “audit committee financial expert” as defined by Securities and Exchange Commission (“SEC”) rules. The committee normally meets twice per year in conjunction with winter and summer in-person meetings of the Board of Directors, or more frequently as called by the Chair.  The committee meets with the Fund’s Treasurer and Chief Compliance Officer, with personnel responsible for the internal audit function of AUL, and with the Fund’s independent auditors.  The committee has direct responsibility for the appointment, compensation, and oversight of the work of the independent auditors retained by the Fund.  The committee assists the Board in overseeing and monitoring:  (i) the systems of internal accounting and financial controls of the Fund and the Fund’s service providers; (ii) the financial reporting processes of the Fund; (iii) the independence, objectivity and qualification of the auditors to the Fund; (iv) the annual audits of the Fund’s financial statements; and (v) the accounting policies and disclosures of the Fund. The committee also considers and approves (i) the provision by any outside auditor of any non-audit services for the Fund, and (ii) the provision by any outside auditor of certain non-audit services to the Fund’s service providers and their affiliates to the extent that such approval is required under applicable regulations of the SEC. In addition, the committee oversees and receives reports on the Fund’s service providers’ internal controls and reviews the adequacy and effectiveness of the service providers’ accounting and financial controls.

The committee reviews at least annually a report from the independent auditor describing any material issues raised by the most recent internal quality control, peer review, or Public Company Accounting Oversight Board examination of the auditing firm and any material issues raised by any inquiry or investigation by governmental or professional authorities of the auditing firm and in each case any steps taken to deal with such issues.  The committee will review periodically the Fund’s major internal control exposures and the steps that have been taken to monitor and control such exposures.  The committee also plays an oversight role in respect to compliance with the Fund’s investment restrictions, the code of ethics relating to personal securities transactions, the Fund’s Compliance Program, and anti-money laundering requirements.  During the fiscal year ended December 31, 2009, the committee held two meetings

    Nominating Committee

The Board does not have a separately-designated standing nominating committee or a nominating committee charter. Rather, each Independent Director participates in the consideration of Director nominees and thus fulfills the role of a nominating committee member. The Board does not have a policy with regard to the consideration of any director candidates recommended by shareholders, as the Directors believe that they are capable of identifying qualified candidates. Director candidates are identified by the Fund’s Directors or Officers and evaluated by the Board. The Board takes diversity of a particular nominee and overall diversity of the Board into account when considering and evaluating nominees for Director. While the Board has not adopted a particular definition of diversity, when considering a nominee’s and the Board’s diversity, the Board generally considers the manner in which each nominee’s professional experience, education, expertise in matters that are relevant to the oversight of the Funds (e.g., investment management, distribution, accounting, trading, compliance and legal), general leadership experience, and life experience are complementary and, as a whole, contribute to the ability of the Board to oversee the Funds.

Compensation Committee

The Board does not have a separately-designated standing compensation committee.
Risk Oversight by the Board

As stated above, the Board oversees the management of the Fund and the Adviser and the Board meets at least quarterly with the officers of the Fund and the Adviser to receive information and reports regarding the operations of both entities.  The Audit Committee’s regular meetings with both internal and external auditors provide information to the Audit Committee which is then shared with the entire Board concerning risks identified by the auditors.

Further, risk oversight related to the Fund and the Adviser is one component of the Board’s duties.  By virtue of the regular reports presented to the Board at the regularly scheduled quarterly meetings by the portfolio managers, the officers of the Fund and the management of the Adviser, the Board seeks to identify and provides oversight with respect to the various types of risks including investment risk, operational risk and enterprise risk.  The Chief Compliance Officer for the Fund and for the separate accounts of the Adviser meets with the Board regularly, at each quarterly meeting and more frequently if necessary, to discuss the compliance programs of the Fund and the Adviser and other service providers and any risks identified in relation to it.

Communications with the Board
The Fund does not have a formal process for shareholders to send communications to the Board. The sole shareholders of the Fund are AUL and the separate accounts of AUL. Since AUL also serves as the Adviser to the Fund, communication between the Fund and the shareholders occurs on a regular basis. There is, therefore, no need for a formal procedure.

    The Board, including the Independent Directors, unanimously recommends that shareholders vote FOR the election of the nominees to the Board. Unmarked voting instructions will be so voted.

OTHER MATTERS

    The Board and management know of no other business to be brought before the Meeting other than as set forth above. If however, any other matters properly come before the Meeting, it is the intention of the person(s) named in the enclosed Voting Instruction Form to vote on such matters in accordance with their best judgment.

OTHER INFORMATION

Fund Service Providers

American United Life Insurance Company®, located at One American Square, Indianapolis, Indiana 46282, serves as the Fund’s investment adviser. The Bank of New York Mellon, located at 101 Barclay Street, 13th Floor, New York, New York 10286, serves as the Fund’s administrator, fund accountant and custodian. Huntington Asset Services, located at 2960 North Meridian Street, Suite 300, Indianapolis, IN 46208 serves as the transfer agent. The Fund has engaged OneAmerica Securities, Inc., located at One American Square, Indianapolis, Indiana 46282, to serve as its principal distributor.

Information on Independent Registered Certified Public Accounting Firm

PricewaterhouseCoopers LLP (“PwC”) has been selected by the Board as independent registered public accounting firm to examine the financial statements of the Fund for the fiscal year ending December 31, 2010. PwC also has served in this capacity during each of the Fund’s last two fiscal years. In connection with its audit services, PwC will examine and opine on the financial statements for the Fund, and it may also provide tax services and assistance and consultation with respect to SEC filings. PwC has advised the Fund that it has no direct financial or material indirect financial interest in the Fund. A representative of PwC, if requested by any shareholder or if desired by PWC, will be present at the Meeting, either in person or telephonically, to respond to appropriate shareholder questions and to make a statement if the representative wishes to do so.

Fees for Services to the Fund

The following table provides information on the aggregate fees billed by PwC for professional services rendered to the Fund for each of the last two fiscal years.

Fiscal Year Ended	Audit Fees	Audit-Related Fees	Tax Fees*	All Other Fees	Totals

December 31, 2009	$47,250	None	$15,350	None	$62,600
December 31, 2008	$52,500	None	$15,350	None	$67,850
* These reflect the aggregate fees billed for tax compliance, tax advice, tax planning, or tax preparation by PwC to the Fund.

Fees for Non-Audit Services

The following table provides the aggregate non-audit fees billed by PwC for services rendered to the Fund and AUL for each of the last two fiscal years.

Entity	Fiscal Year Ended 12/31/09	Fiscal Year Ended 12/31/08
Fund	$0	$0
AUL	None	None

Pre-Approval Policies and Procedures

    The Audit Committee meets with PwC and management to review and pre-approve all audit services, tax services, and any other services to be performed by PwC on behalf of the Fund. The Audit Committee approves the engagement of the auditor for each fiscal year. At the time of the annual engagement of the Fund~~’~~s independent registered public accountant, the Audit Committee receives a list and description of expected audit and non audit services with an estimated budget of fees. Additional services may also be approved on a project-by-project basis in accordance with the same standards. The Audit Committee pre-approved 100% of the audit and non-audit fees listed in the tables above.

Voting Information

Shareholders of record at the close of business on September 1, 2010 (the “Record Date”) are entitled to notice of, and to vote at, the Meeting. Shares of each Portfolio of the Fund have equal rights and privileges with all other shares of that Portfolio. All shares of all Portfolios will vote together with respect to Proposal 1.  Shares of each Portfolio entitle their holders to one vote per share, with proportional voting for fractional shares.

The shares of the Portfolios of the Fund are sold to one or more separate accounts of AUL to serve as the investment medium for variable annuity and variable life insurance contracts issued by AUL (the “Contracts”). Although AUL is the legal owner of the shares of the Portfolios, AUL will request voting instructions from persons having voting interests under a Contract and will exercise the voting rights attributable to all of the shares of each Portfolio of the Fund held by AUL in proportion to the voting instructions received. This means that a small number of voting instructions may dictate the results of any vote.  As of the close of business on the Record Date,  AUL American Unit Trust, AUL American Individual Unit Trust, AUL American Individual Variable Annuity Unit Trust, and AUL American Individual Variable Life Unit Trust (registered separate accounts of AUL), as well as AUL Group Retirement Annuity Separate Account II, OneAmerica Value Separate Account, OneAmerica Investment Grade Bond Separate Account, and OneAmerica Short Term Separate Account (unregistered separate accounts of AUL), and AUL were the sole shareholders of record of the Fund, although other separate accounts of AUL or other affiliated or unaffiliated insurance companies and their separate accounts may become shareholders in the future.

In connection with the solicitation of voting instructions, it is expected that AUL will furnish a copy of this Proxy Statement to persons having the voting interest under a Contract. That person is the Owner or Participant, depending on the type of retirement plan under which a Contract is issued. Generally, a Participant will have a voting interest under a Contract to the extent of the vested portion of his or her Account Value. In the case of a Contract acquired in connection with an Employee Benefit Plan or an Employer Sponsored 403(b) Program, AUL may furnish the Owner with sufficient copies of this Proxy Statement for all Participants under a Contract with any voting interest thereunder. Defined terms in this Proxy Statement generally correspond to like terms in the Prospectus for the registered unit trusts, listed above.

    AUL is required to vote shares attributable to Contracts or Participant accounts for which it has not received timely voting instructions in the same proportion as it votes shares attributable to Contracts and Participant accounts for which it has received voting instructions in a timely manner. To the extent permitted by applicable laws and regulations, AUL will vote the shares that it has purchased directly and holds in its general account in its own discretion. The persons permitted to give instructions for each Portfolio and the number of shares for which such instructions may be given for purposes of voting at the Meeting will be determined as of the Record Date.

    To vote, you may sign and mail the Voting Instruction Form received with the Proxy Statement or attend the Meeting in person. Timely and properly executed Voting Instruction Forms will be voted as instructed. You may revoke your instructions at any time prior to their exercise by written notice addressed to the Secretary of the Fund at One American Square, Indianapolis, IN 46282, by execution of a subsequent Voting Instruction Form, or by voting in person at the Meeting. However, attendance in person at the Meeting, by itself, will not revoke a previously tendered Voting Instruction Form. Additionally, any voting instructions shall be revocable at the pleasure of the person providing the instructions or of his / her personal representatives or assigns.

    The number of shares (and votes) of each Portfolio of the Fund, $0.001 par value, that were outstanding as of the Record Date, as well as the shares that were directly owned by AUL and held in its general account as of the Record Date, are set forth in the following table.

OneAmerica ® Portfolio	Outstanding Shares (and votes) as of the Record Date	Record Ownership by AUL as of Record Date
Value	13,472,944	13,472,944
Investment Grade Bond	12,565,173	12,565,173
Money Market	216,148,091	216,148,091
Asset Director	17,684,800	17,684,800
Socially Responsive	551,365	551,365

Following is information about Participants or Contract Owners who are known to be entitled to give voting instructions with respect to 5% or more of the shares of a Portfolio of the Fund as of the Record Date:

Name(s) of Portfolio(s)	Name of Beneficial Owner	Number of Shares	Percent of Shares
Socially Responsive Portfolio	American United Life Insurance Company®	365,326	66.3
Investment Grade Bond Portfolio	American United Life Insurance Company Employees Retirement Plan	906,888	7.2%
Value Portfolio	American United Life Insurance Company Employees Retirement Plan	824,178	5.9%
Value Portfolio	American United Life Insurance Company Employees Retirement Plan	1,484,179	10.7%

The presence in person or by proxy of the holders of one-third of the shares of the stock of the Fund entitled to vote shall constitute a quorum at the Meeting. Shares held by shareholders present in person or represented by proxy at the Meeting will be counted both for the purpose of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting. Abstentions will also be counted for quorum purposes.  Because AUL is the sole legal holder of the Fund’s shares, the Meeting will have a quorum provided that AUL attends the meeting or submits a proxy.

Voting instructions that reflect abstentions or broker “non-votes” (i.e., shares held by brokers or nominees as to which (a) instructions have not been received from the beneficial owner or other persons entitled to vote, and (b) the brokers or nominees do not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Pursuant to the rules and policies of the New York Stock Exchange (“NYSE”), members of the NYSE who exercise investment discretion for beneficial owners of Fund shares may vote on Proposal 1 without instructions from the beneficial owners of the Fund’s shares. Although the rules of the NYSE have recently been amended to eliminate discretionary voting by brokers in uncontested director elections, the amendment contains an exception for investment companies registered under the 1940 Act, such as the Fund.  Abstentions or broker non-votes with respect to Proposal 1 will have the effect of a vote AGAINST the Proposal.   There are not expected to be any broker non-votes.

In the event that a quorum is present at the Meeting but sufficient votes to approve any proposal are not received, the persons granted voting authority may propose one or more adjournments of the Meeting to permit further solicitation of voting instructions or to obtain the vote required for approval of one or more proposals. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. If a quorum is present, persons named as proxies will vote any Proxies which they are entitled to vote FOR the proposal in favor of such an adjournment and will vote any Proxies required to be voted AGAINST the proposal against any such adjournment. A shareholder vote may be taken prior to any adjournment of the Meeting on any proposal for which there is sufficient votes for approval, even though the Meeting is adjourned as to other proposals.

Required Vote

The election of the Director nominees (Proposal 1) requires the vote of a majority of the outstanding shares of the Fund represented at the Meeting at which a quorum is present. The shares of all Portfolios are voted together on the Proposal.

Expense Information

The expense of preparing, printing and mailing the enclosed Voting Instruction Form and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. In order to obtain the necessary quorum at the Meeting, supplementary solicitation may be made by mail, telephone, the Internet or personal interview by the Fund’s officers or agents.  Broadridge Financial Solutions, Inc. has been hired by the Fund at its expense to conduct this proxy solicitation at an estimated cost of $40,000.

Shareholders’ Proposals

As a general matter, the Fund does not hold regular annual or other meetings of shareholders. Any shareholder who wishes to submit proposals to be considered at a future meeting of Fund shareholders should send the proposals to the Fund at Attn: Richard M. Ellery P.O. Box 368, Indianapolis, Indiana 46206, so as to be received in a reasonable time before a proxy solicitation for the next meeting is made. However, shareholder proposals that are submitted in a timely manner will not necessarily be included in the proxy materials. Inclusion of such proposals is subject to limitations under federal securities laws. Persons named as proxies for a subsequent shareholders' meeting will vote at their discretion with respect to proposals submitted on an untimely basis.

To ensure the presence of a quorum at the Meeting, prompt execution and return of the enclosed Voting Instruction Form is requested. A self-addressed, postage-paid envelope is enclosed for your convenience.

YOU ARE URGED TO PROMPTLY FILL IN, DATE, SIGN AND RETURN THE ENCLOSED VOTING INSTRUCTION FORM. ONLY SIGNED AND DATED VOTING INSTRUCTIONS RECEIVED BY NOVEMBER 2, 2010 AT THE ADDRESS SHOWN ON THE ENCLOSED POSTAGE PAID ENVELOPE WILL BE COUNTED.

By Order of the Board of Directors

/s/ Richard M. Ellery
Richard M. Ellery
Assistant Secretary
Indianapolis, Indiana

VOTING INSTRUCTION FORM

OneAmerica Funds, Inc.

THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE BOARD OF DIRECTORS for use at the Annual Meeting of Shareholders of OneAmerica Funds, Inc. (the “Fund”) to be held at 7:30 a.m. (EST) on November 4, 2010 at One American Square, Indianapolis, Indiana 46282, as adjourned from time to time (the “Meeting”). Please take the time to read the Proxy Statement and cast your vote.

The undersigned Contract Owner or Participant under a variable annuity or variable life insurance contract (“Contract”) hereby instructs Thomas M. Zurek, Secretary of the Fund (or in his absence, his duly authorized designee) and American United Life Insurance Company® (“AUL”), on behalf of the AUL American Unit Trust, the AUL American Individual Unit Trust, the AUL American Individual Variable Annuity Unit Trust, the AUL American Individual Variable Life Unit Trust, the AUL Group Retirement Annuity Separate Account II, OneAmerica Value Separate Account, OneAmerica Investment Grade Bond Separate Account, OneAmerica Socially Responsive Separate Account, OneAmerica Short Term Separate Account, and AUL to vote the Shares of the Fund attributable to his or her Contract at the Meeting in the manner directed below with respect to the matters referred to in the Notice and Proxy Statement for the Meeting, receipt of which is hereby acknowledged, and in Mr. Zurek’s (or his designee’s) or AUL’s discretion upon such other matters as may properly come before the Meeting.

Proposal 1

To elect the following persons to serve as Directors: William R. Brown, Joseph E. DeGroff, Stephen J. Helmich, James L. Isch and Gilbert F. Viets.

[ ]VOTE FOR all nominees.	[ ]WITHOLD AUTHORITY to vote for all nominees.	[ ]VOTE FOR all nominees, except nominee(s) whose name(s) is/are written in the space below.

THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED (OR NOT VOTED) IN THE MANNER SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS VOTING INSTRUCTION WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR.  IF THIS VOTING INSTRUCTION IS NOT RETURNED OR IS NOT RETURNED PROPERLY EXECUTED, SUCH VOTES WILL BE CAST BY AUL IN THE SAME PROPORTION AS THOSE FOR WHICH PROPERLY EXECUTED VOTING INSTRUCTIONS HAVE BEEN RECEIVED.

Dated:                                           Signature(s):

YOUR VOTE IS IMPORTANT. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, OR IF YOU DO PLAN TO ATTEND, BUT WISH TO VOTE BY SUBMITTING VOTING INSTRUCTIONS, PLEASE DATE, SIGN AND MAIL THIS VOTING INSTRUCTION PROMPTLY.